                                                                       Exhibit P



                                                               November 19, 1999




AlliedSignal Inc.
101 Columbia Road
Morristown, New Jersey 07962
Attention: Peter M. Kreindler, Esq.

AlliedSignal Acquisition Corp.
c/o AlliedSignal Inc.
2525 West 190th Street
Torrance, California 90504
Attention: Thomas F. Larkins, Esq.

Dear Sirs:

        The undersigned, P. Quentin Bourjeaurd and Charles Balchunas (collectively the "Stockholders"), and you hereby agree that this letter amends the Tender and Option Agreement among AlliedSignal Inc., AlliedSignal Acquisition Corp. and the Stockholders dated as of October 31, 1999 (the "Agreement"). Capitalized terms not defined in this letter shall have the meanings set forth in the Agreement.

        To reflect our agreement that Schedule A attached to the Agreement needs to be replaced to reflect a correction in the amount of Shares owned by P. Quentin Bourjeaurd on October 31, 1999, the revised Schedule A attached hereto shall constitute the new Schedule A to the Agreement and shall be affixed thereto in place of the prior Schedule A.

        In witness whereof, the undersigned acknowledge and agree to the foregoing amendment to the Agreement and have executed this letter in one or more counterparts, each of which shall be deemed to be one and the same instrument, as of the date first written above.


                                                /s/ P. Quentin Bourjeaurd
                                                -------------------------------
                                                P. Quentin Bourjeaurd


                                                /s/ Charles Balchunas
                                                -------------------------------
                                                Charles Balchunas

Agreed to and acknowledged hereby
as of the date first written above:

ALLIEDSIGNAL INC.


By:
    ------------------------------
    Name:
    Title:

ALLIEDSIGNAL ACQUISITION CORP.


By:
    ------------------------------
    Name:
    Title:

        In witness whereof, the undersigned acknowledge and agree to the foregoing amendment to the Agreement and have executed this letter in one or more counterparts, each of which shall be deemed to be one and the same instrument, as of the date first written above.


                                                -------------------------------
                                                P. Quentin Bourjeaurd



                                                -------------------------------
                                                Charles Balchunas

Agreed to and acknowledged hereby
as of the date first written above:

ALLIEDSIGNAL INC.


By: /s/ Peter M. Kreindler
    ---------------------------------------------
    Name:  Peter M. Kreindler
    Title: Sr. V.P., General Counsel and Secretary

ALLIEDSIGNAL ACQUISITION CORP.


By: /s/ Victor P. Patrick
    ------------------------------
    Name:  Victor P. Patrick
    Title: V.P. and Secretary
cc:     Via Facsimile

        TriStar Aerospace Co.
        Attention: Shauna Martin, Esq.
        Facsimile No.: (214) 366-5030

        Weil, Gotshal & Manges LLP
        Attention: Simeon Gold, Esq.
        Facsimile No.: (212) 310-8007

        Fried, Frank, Harris, Schriver & Jacobson
        Attention: David K. Robbins, Esq.
        Facsimile No.: (213) 473-2222

                                   SCHEDULE A
                                   (Revised)


                                                 Number of         Number of
Stockholder              Address                 Shares            Options
-----------              -------                 ---------         ----------
P. Quentin Bourjeaurd    2527 Willowbrook Rd.
                         Dallas, Texas 75220     1,338,920        1,534,022

Charles Balchunas        2527 Willowbrook Rd.
                         Dallas, Texas 75220       136,522          602,276
